ASSET PURCHASE AGREEMENT

                                 by and between

                                       **


                                       **


                                       and

                            COVOL TECHNOLOGIES, INC.

                           POCAHONTAS SYNFUEL, L.L.C.

                            SYNFUEL INVESTMENTS, INC.

                                January 13, 2000

         ** This Exhibit contains confidential material which has been omitted pursuant to a Confidential Treatment Request. The omitted information has been filed separately with the Securities and Exchange Commission.

                               TABLE OF CONTENTS

                                                                         Page

RECITALS ..................................................................1

ARTICLE I DEFINITIONS......................................................2
         1.1      Affiliate................................................2
         1.2      Agreement................................................2
         1.3      As-Built Drawings........................................2
         1.4      Bill of Sale.............................................3
         1.5      Books and Records........................................3
         1.6      Buyer's Closing Certificate..............................3
         1.7      Buyer's Financing Statement(s)...........................3
         1.8      Buyer Indemnified Persons................................3
         1.9      Buyer's Officer Certificate..............................3
         1.10     Closing..................................................3
         1.11     Closing Date.............................................3
         1.12     Code.....................................................4
         1.13     Commercial Operation Date................................4
         1.14     Confidentiality Agreement................................4
         1.15     Construction Agreement...................................4
         1.16     Contracts................................................4
         1.17     Cooperation Agreement....................................4
         1.18     Copyrights...............................................4
         1.19     Covol Process............................................4
         1.20     Effective Time...........................................4
         1.21     Environmental Claim......................................5
         1.22     Environmental Condition..................................5
         1.23     Environmental Laws.......................................5
         1.24     Excluded Assets..........................................5
         1.25     Excluded Liabilities.....................................5
         1.26     Facility.................................................6
         1.27     Facility Site............................................6
         1.28     Fixed Assets.............................................6
         1.29      [Intentionally Omitted].................................6
         1.30     Hazardous Substances.....................................6
         1.31     Initial Consideration....................................6
         1.32     Intellectual Property....................................6
         1.33     IRS......................................................6
         1.34     Knowledge of Buyer.......................................7
         1.35     Knowledge of Sellers.....................................7

         1.36     Law......................................................7
         1.37     Lender...................................................7
         1.38     Lender Release...........................................7
         1.39     License and Binder Purchase Agreement....................7
         1.40     Licenses.................................................7
         1.41     Lien.....................................................7
         1.42     Losses...................................................8
         1.43     Material Adverse Effect..................................8
         1.44     New Facility Site........................................8
         1.45     Opinions of Sellers' Counsel.............................8
         1.46     Party....................................................8
         1.47     Patents..................................................8
         1.48     Payoff Amount............................................8
         1.49     Permitted Liens..........................................9
         1.50     Person...................................................9
         1.51     Pocahontas' Account......................................9
         1.52     Product..................................................9
         1.53     Purchase Consideration...................................9
         1.54     Real Property Owners.....................................9
         1.55     Release..................................................9
         1.56     Relocation Period........................................9
         1.57     Remaining Initial Consideration.........................10
         1.58     Required Consents.......................................10
         1.59     Section 29 Product......................................10
         1.60     Sellers' Affidavits.....................................10
         1.61     Sellers' Closing Certificates...........................10
         1.62     Sellers' Indemnified Persons............................10
         1.63     Sellers' Intellectual Property..........................11
         1.64     Sellers' Officer Certificates...........................11
         1.65     Solvent.................................................11
         1.66     Subsequent Consideration................................11
         1.67     Trademarks..............................................11
         1.68     Trade Secrets...........................................11
         1.69     Transaction Documents...................................12
         1.70     Transfer Taxes..........................................12
         1.71     UCC.....................................................12
         1.72     UCC Termination Statement(s)............................12
         1.73     Use and Non-Disturbance Agreement.......................12

ARTICLE II PURCHASE AND SALE..............................................12
         2.1      Purchase and Sale; Assignment...........................12
         2.2      Payment of the Purchase Consideration...................13

         2.3      Deliveries at Closing...................................13
         2.4      Allocation of Purchase Price............................15
         2.5      No Assumption of Liabilities............................15
         2.6      Prorations..............................................16
         2.7      Sales Tax Exemption.....................................16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS ....................16
         3.1      Corporate Standing......................................16
         3.2      Authorizations; Binding Agreements......................17
         3.3      No Consents.............................................18
         3.4      Taxes...................................................18
         3.5      Brokers or Finders Fees.................................18
         3.6      No Imposition of Liens..................................19
         3.7      Title to Assets; Good Title Conveyed....................19
         3.8      Condition of Assets.....................................19
         3.9      Litigation..............................................20
         3.10     Compliance with Laws....................................20
         3.11     Status of Contracts.....................................20
         3.12     Consents................................................21
         3.13     Books and Records.......................................21
         3.14     Environmental Matters...................................21
         3.15     Liabilities.............................................22
         3.16     Agreements with Related Persons.........................22
         3.17     Adequacy of the Purchased Assets........................22
         3.18     Section 29 Issues.......................................23
         3.19     Intellectual Property...................................24
         3.20     Product Liability.......................................24
         3.21     Ownership...............................................24
         3.22     Full Disclosure.........................................25
         3.23     Solvency................................................25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER........................25
         4.1      Organization and Standing...............................25
         4.2      Authorizations; Binding Agreements......................26
         4.3      Brokers or Finders Fees.................................27
         4.4      No Actions Affecting Enforcement of the
                  Agreement and the other Transaction Documents...........27
         4.5      Consents................................................27

ARTICLE V CERTAIN UNDERSTANDINGS AND AGREEMENTS...........................28
         5.1      Subsequent Actions......................................28
         5.2      Public Announcements....................................29

         5.3      Confidentiality.........................................29
         5.4      Taxes...................................................29
         5.5      Use of and Access to Facility...........................30
         5.6      Damage to Facility......................................31

ARTICLE VI CONDITIONS PRECEDENT TO THE OBLIGATIONS
                  OF BUYER................................................31
         6.1      No Termination; Compliance with Agreement...............32
         6.2      Actions.................................................32
         6.3      Instruments Satisfactory................................32
         6.4      No Litigation...........................................32
         6.5      Representations and Warranties..........................32
         6.6      Material Adverse Change.................................33
         6.7      Board Approval..........................................33
         6.8      Financing Statements....................................33
         6.9      Consents................................................34

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS
                  OF SELLERS..............................................34
         7.1      No Termination; Compliance with Agreement...............34
         7.2      Actions.................................................34
         7.3      Instruments Satisfactory................................35
         7.4      No Litigation...........................................35
         7.5      Representations and Warranties..........................35
         7.6      Consents................................................35

ARTICLE VIII INDEMNITIES AND ADDITIONAL COVENANTS.........................36
         8.1      Sellers' Indemnity......................................36
         8.2      Buyer's Indemnity.......................................38
         8.3      Bulk Sales Compliance. .................................40
         8.4      Additional Instruments..................................40
         8.5      Access to Books, Records and Employees..................40

ARTICLE IX TERMINATION....................................................41
         9.1      Termination.............................................41
         9.2      Rights on Termination; Waiver...........................42

ARTICLE X MISCELLANEOUS...................................................42
         10.1     Entire Agreement; Amendment.............................42
         10.2     Expenses................................................43
         10.3     Governing Law; Consent to Jurisdiction;
                  Waiver of Jury Trial....................................43

         10.4     Assignment..............................................44
         10.5     Notices.................................................45
         10.6     Counterparts; Headings..................................46
         10.7     Interpretation..........................................46
         10.8     Severability............................................47
         10.9     No Reliance.............................................48
         10.10    Parties in Interest.....................................48
         10.11    Specific Performance.  .................................48
         10.12    Time of Essence.........................................48
         10.13    Representations, Warranties and Covenants...............48
         10.14    Election of Remedies....................................49
         10.15    ** Undertaking..........................................49

                             EXHIBITS AND SCHEDULES

SCHEDULE 1.16     Contracts
SCHEDULE 1.27     Facility Site
SCHEDULE 1.28     Fixed Assets
SCHEDULE 1.49     Permitted Liens
SCHEDULE 3.5      Brokers or Finders Fees of Sellers
SCHEDULE 3.7      Exceptions to Title
SCHEDULE 3.8      Condition of Assets
SCHEDULE 3.9      Sellers' Litigation
SCHEDULE 3.11     Default under the Contracts
SCHEDULE 3.12     Sellers' Required Consents
SCHEDULE 3.14     Environmental Matters
SCHEDULE 3.16     Agreements With Related Persons
SCHEDULE 4.3      Brokers or Finders Fees of Buyer
SCHEDULE 4.4      Buyer's Litigation
SCHEDULE 4.5      Buyer's Required Consents

EXHIBIT A         [Intentionally Omitted]
EXHIBIT B         Bill of Sale
EXHIBIT C         [Intentionally Omitted]
EXHIBIT D         Officer's Certificate of Buyer
EXHIBIT E         Lender Release
EXHIBIT F         License and Binder Purchase Agreement
EXHIBIT G-1       Opinion of Pillsbury Madison & Sutro, LLP, Counsel to Sellers
EXHIBIT G-2       Opinion of Harlan Hatfield, General Counsel of Sellers
EXHIBIT G-3       Opinion of Jackson & Kelly, Counsel to Sellers
EXHIBIT H         [Intentionally Omitted]
EXHIBIT I-1       Officer's Certificate of Covol
EXHIBIT I-2       Officer's Certificate of Synfuel
EXHIBIT I-3       Officer's Certificate of Pocahontas
EXHIBIT J         Use and Non-Disturbance Agreement

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, made as of January 13, 2000, by and between **, a Kentucky corporation ("Buyer"); and, for the sole and limited purpose of
Section 10.15, **, a Kentucky corporation ("**"), and POCAHONTAS SYNFUEL, L.L.C., a Utah limited liability company ("Pocahontas"); COVOL TECHNOLOGIES, INC., a Delaware corporation ("Covol"); and SYNFUEL INVESTMENTS, INC., a Utah corporation ("Synfuel" and together with Pocahontas and Covol, "Sellers").

                                    RECITALS

         WHEREAS,   Covol  constructed  a  solid  synthetic  fuel  manufacturing facility located near North Fork, McDowell County, West Virginia;

         WHEREAS, pursuant to a Bill of Sale dated September 29, 1999, Covol sold a one percent (1%) undivided interest in such solid synthetic fuel manufacturing facility to Synfuel in exchange for three hundred (300) shares of capital stock of Synfuel, which constitutes one hundred percent (100%) of the outstanding capital stock of Synfuel;

         WHEREAS, pursuant to a Bill of Sale dated September 29, 1999, Synfuel sold its one percent (1%) interest and Covol sold its remaining ninety-nine percent (99%) interest in such solid synthetic fuel manufacturing facility to Pocahontas in exchange for a one percent (1%) member interest and a ninety-nine percent (99%) member interest, respectively, in Pocahontas;

         WHEREAS, Pocahontas continues to own the fixed assets that comprise such solid synthetic fuel manufacturing facility;

         WHEREAS, Sellers own certain books, records and information relating to the engineering, design, construction, operation and maintenance of such solid synthetic fuel manufacturing facility and the substantiation of the eligibility of solid synthetic fuel produced at such solid synthetic fuel manufacturing facility to qualify for credit under Section 29(a) of the Code;

         WHEREAS, Pocahontas and, to the extent each of Covol and Synfuel have retained any right, title or interest in any of such fixed assets and books, records and information, Covol and Synfuel desire to sell, convey, transfer, deliver and assign such fixed assets and books, records and information to Buyer, and Buyer desires to purchase and accept such fixed assets and books, records and information from each of Sellers, as applicable, all on the terms and subject to the conditions set forth herein; and

         WHEREAS, Covol and Synfuel, as the sole owners of Pocahontas, will derive substantial benefit from the sale of such fixed assets and books, records and information to Buyer and the other transactions contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the Parties that:

                                    ARTICLE I
                                   DEFINITIONS

         Unless the context otherwise requires, when used in this Agreement, the following capitalized terms shall have the meanings specified:

                  1.1 Affiliate shall mean, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

                  1.2 Agreement shall mean this Asset Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

                  1.3 As-Built Drawings shall mean the "as-built" construction drawings provided to Covol by, or on behalf of, TIC The Industrial Company pursuant to the Construction Agreement, and all other design and construction drawings owned or in the possession of Sellers which relate to the completed Facility.

                  1.4 Bill of Sale shall mean the Bill of Sale to be entered into by each of Sellers in favor of Buyer relating to the Facility, in the form of Exhibit B attached hereto.

                  1.5 Books and Records shall mean original or true and complete copies of all books, records, files, data, drawings (including, but not limited to, the As-Built Drawings), operation and parts manuals and information of Sellers relating to the engineering, design, construction, operation and maintenance of the Facility and the substantiation of the eligibility of Product produced at the Facility to qualify for credit under Section 29(a) of the Code.

                  1.6 Buyer's Closing Certificate shall mean the certificate of an officer of Buyer, certifying as to the satisfaction of the conditions set forth in Article VII.

                  1.7 Buyer's Financing Statement(s) shall mean all filings (including, but not limited to, UCC financing statements), registrations and recordings which Buyer may, in its sole discretion, require to be filed by or on behalf of Buyer with respect to its right, title and/or interest in the Facility.

                  1.8 Buyer Indemnified Persons shall have the meaning set forth in Section 8.1(a).

                  1.9 Buyer's Officer Certificate shall mean a certificate of the corporate secretary (or equivalent officer) of Buyer, in the form of Exhibit D attached hereto, certifying as to the matters set forth in Exhibit D attached hereto.

                  1.10 Closing shall mean the meeting of the Parties to be held at 11:00 a.m., local time, on the Closing Date, at the offices of Skadden, Arps, Slate, Meagher & Flom, 1440 New York Avenue, N.W., Washington, D.C., or such other time and place as the Parties may mutually agree in writing.

                  1.11 Closing Date shall mean January 14, 2000 or, if later, five (5) business days following the date on which all conditions set forth in Articles VI and VII have been satisfied or waived by the applicable Parties, as the case may be, or such other date as the Parties may mutually agree in writing.

                  1.12 Code shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  1.13 Commercial Operation Date shall mean the first date after the Closing Date on which the Facility has produced at least 14,000 tons of commercially saleable Section 29 Product at the New Facility Site over a consecutive 14-day period beginning after the Closing Date.

                  1.14   Confidentiality   Agreement   shall   mean  the  Letter
Agreement, dated March 24, 1999, between Covol and **.

                  1.15  Construction   Agreement  shall  mean  the  Construction
Agreement, dated December 26, 1996, Contract No. TIC002WV, between Covol and TIC The Industrial Company, as amended.

                  1.16 Contracts shall mean all of the agreements entered into by or on behalf of Sellers relating to the engineering, design, construction, operation and/or maintenance of the Facility, all as listed on Schedule 1.16 attached hereto.

                  1.17 Cooperation Agreement shall mean that certain Cooperation Agreement to be entered into between Covol and the Real Property Owners with respect to the payment of certain monies, the release of certain liens with respect to the Facility Site and the execution and delivery by the Real Property Owners of the Use and Non-Disturbance Agreement.

                  1.18 Copyrights shall mean U.S. and foreign registered and unregistered copyrights (including, but not limited to, those in computer software and databases), rights of publicity and all registrations and applications to register the same.

                  1.19 Covol Process shall mean Covol's proprietary synthetic coal fuel production process for manufacturing solid synthetic fuel which is defined as "Coal Briquetting Technology" in and is the subject of the License and Binder Purchase Agreement.

                  1.20 Effective Time shall mean 12:01 a.m., Eastern Time, on the Closing Date.

                  1.21 Environmental Claim shall mean any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or Release into the environment, of any Hazardous Substance at the Facility Site, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  1.22 Environmental Condition shall mean the presence or Release to the environment of Hazardous Substances, including, but not limited to, any migration of Hazardous Substances through air, soil or groundwater at, to or from the Facility Site regardless of when such presence or Release occurred or is discovered.

                  1.23 Environmental Laws shall mean all laws, statutes, regulations, ordinances, administrative or judicial orders or decrees, or the common law, in each case, as amended from time to time, relating to (a) pollution or protection of the environment, natural resources or human health and safety, including Laws relating to Releases or threatened Releases of Hazardous Substances or otherwise relating to the manufacture, formulation, generation, processing, distribution, use, treatment, storage, Release, transport, investigation, remediation, abatement, cleanup or handling of Hazardous Substances, (b) record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and (c) the management or use of natural resources.

                  1.24 Excluded Assets shall mean all real and personal property of any nature and kind located at the Facility Site and not listed on Schedule
1.27 attached hereto, including, but not limited to, any foundations (concrete or otherwise), underground pilings, footings and piers, concrete flooring, containment structures, buried pipes or other structures, feedstock, work in progress, finished goods, chemical binder and any other inventory and accounts.

                  1.25 Excluded  Liabilities shall have the meaning set forth in
Section 2.5.

                  1.26 Facility shall mean, collectively, the Books and Records and the Fixed Assets.

                  1.27 Facility Site shall mean that certain parcel of land located in McDowell County near North Fork, West Virginia, where the Fixed Assets are located, as more specifically described in Schedule 1.27 attached hereto.

                  1.28 Fixed Assets shall mean all tangible personal property which constitute part of the solid synthetic fuel manufacturing facility located at the Facility Site as of the Effective Time, including, but not limited to, all fixed assets, chattels, machinery, equipment, computer hardware, fixtures, furniture, furnishings, handling equipment, implements, parts, tools and accessories of all kinds which are listed on Schedule 1.28 attached hereto; provided, however, that "Fixed Assets" shall not include the Excluded Assets.

                  1.29      [Intentionally Omitted]

                  1.30 Hazardous Substances shall mean (a) any petrochemical or petroleum products, oil or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid which may contain polychlorinated biphenyls, (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

                  1.31 Initial Consideration shall have the meaning set forth in
Section 2.2.

                  1.32 Intellectual Property shall mean all Trademarks, Patents, Copyrights, Trade Secrets and Licenses.

                  1.33     IRS shall mean the Internal Revenue Service.

                  1.34 Knowledge of Buyer shall mean the actual knowledge, after due inquiry, of Buyer.

                  1.35 Knowledge of Sellers shall mean the actual knowledge, after due inquiry, of Sellers.

                  1.36 Law shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

                  1.37 Lender shall mean AJG Financial Services, Inc., a Delaware corporation.

                  1.38 Lender Release shall mean the Acknowledgment and Release in favor of Covol and Pocahontas to be entered into by Lender, in the form of Exhibit E attached hereto.

                  1.39 License and Binder Purchase Agreement shall mean that certain License and Binder Purchase Agreement to be entered into between Buyer and Covol, in the form of Exhibit F attached hereto.

                  1.40 Licenses shall mean all licenses and agreements pursuant to which Sellers have acquired rights in or to any Trademarks, Patents or Copyrights used by or for the benefit of the operation of the Facility, or licenses and agreements pursuant to which Sellers have licensed or transferred the right to use any such Trademarks, Patents or Copyrights which constitutes a part of the Facility.

                  1.41 Lien shall mean any interest in property of any nature (including, but not limited to, real and personal property and tangible and intangible property) securing an obligation, whether such interest is based on common law, statute or contract, and including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, any security interest or lien arising from a mortgage, claims, encumbrance, pledge, charge, easement, servitude, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, covenants, conditions, restrictions, leases, subleases, licenses, options, rights of first refusal, occupancy agreements, pledges, equities, charges, assessments, covenants, reservations, defects in title, encroachments and other burdens, and other title exceptions and encumbrances affecting property of any nature, whether accrued or unaccrued, or absolute or contingent.

                  1.42  Losses  shall  have the  meaning  set  forth in  Section
8.1(a).

                  1.43 Material Adverse Effect shall mean a material adverse effect on (a) the operation and maintenance of the Facility at the Facility Site or the New Facility Site, (b) Buyer's good, valid and marketable title to all or any portion of the Facility, free and clear of all Liens, and (c) the ability of Buyer to produce commercially saleable Section 29 Product from the Facility at the New Facility Site.

                  1.44 New Facility Site shall mean that certain parcel of land located in ** County, Kentucky, where the Facility is to be relocated.

                  1.45 Opinions of Sellers'  Counsel shall mean the opinions of:
(a) Pillsbury Madison & Sutro, LLP, counsel to Sellers, in the form of Exhibit G-1; (b) Harlan Hatfield, General Counsel of Sellers, in the form of Exhibit G-2 and (c) Jackson & Kelly, counsel to Sellers, in the form of Exhibit G-3 .

                  1.46 Party shall mean each of, and Parties shall mean all of, Buyer, ** (for the sole and limited purpose of Section 10.15), Pocahontas, Covol and Synfuel.

                  1.47 Patents shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

                  1.48 Payoff Amount shall mean an amount equal to the total outstanding principal, accrued but unpaid interest and other costs and expenses, if any, owed by Covol and/or Pocahontas to Lender as of the Closing Date in complete satisfaction of the then outstanding debt with Lender pursuant to that certain Loan and Security Agreement, dated February 26, 1998, between Covol and Lender and the Secured Draw Down Promissory Note, dated February 26, 1998, by Covol in favor of Lender, which amount Covol shall certify in Sellers' Closing Certificates.

                  1.49 Permitted Liens shall mean (a) Liens (but only for amounts not yet due and payable) securing taxes, assessments or governmental charges or levies, and (b) Liens which are (i) not in excess of $5,000.00 or of an immaterial nature which do not have a Material Adverse Effect and (ii) disclosed on Schedule 1.49 attached hereto.

                  1.50 Person shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, administrative agency or commission or other governmental or other regulatory authority or agency or other entity or organization.

                  1.51   Pocahontas'   Account   shall  mean  such   account  in
Pocahontas' name as shall be set forth in Sellers' Closing Certificates.

                  1.52 Product shall mean the solid synthetic fuel produced and sold at the Facility using and pursuant to the Covol Process.

                  1.53 Purchase Consideration shall have the meaning given to such term in Section 2.2.

                  1.54  Real   Property   Owners   shall  mean   Black   Diamond
Enterprises, Inc., a Virginia corporation, Bygoma Energy, L.L.C., a West Virginia limited liability company, Norman Mullins, an individual past the age of majority in, and resident of, Virginia, and Ralph Woods, an individual past the age of majority in, and resident of Virginia.

                  1.55 Release shall mean any release, spill, leak, discharge, disposal of, pumping, pouring, emitting, emptying, injecting, leaching, dumping or allowing to escape into or through the environment.

                  1.56 Relocation Period shall mean the Use Period (as defined in the Use and Non-Disturbance Agreement) and any Extended Use Period(s) (as defined in the Use and Non-Disturbance Agreement).

                  1.57 Remaining Initial Consideration shall mean an amount equal to the greater of (i) the amount of the difference between the Initial Consideration and the Payoff Amount and (ii) zero (0).

                  1.58 Required Consents shall mean (a) in the case of Sellers, all consents, approvals and waivers of any Persons that are required in connection with the sale, conveyance, transfer, delivery and assignment of the Facility by Sellers to

Buyer and the execution and delivery by Sellers of this Agreement and the Transaction Documents and the performance of their obligations hereunder and thereunder and (b) in the case of Buyer, all consents, approvals and waivers of any Persons that are required in connection with the purchase and acceptance of the Facility by Buyer and the execution and delivery by Buyer of this Agreement and the Transaction Documents and the performance of its obligations hereunder and thereunder, in each case, including, but not limited to, (i) any consents, approvals and waivers from parties to loan agreements, contracts, leases or other agreements and from governmental authorities, whether federal, state or local and (ii) any consents, approvals or resolutions of directors or shareholders of any Party or any other Person.

                  1.59 Section 29 Product shall mean Product which constitutes a "qualified fuel" pursuant to the terms of Section 29(c)(1)(C) of the Code and with respect to which Section 29 of the Code is applicable pursuant to the terms of Sections 29(f) and 29(g) of the Code.

                  1.60 Sellers' Affidavits shall mean such affidavits of directors, officers and/or employees of Sellers as Buyer may request (i) to substantiate Sellers' representations and warranties in Section 3.18 and (ii) as to such other matters as Buyer may reasonably request.

                  1.61 Sellers' Closing Certificates shall mean the certificate of an officer of each Seller, certifying as to the satisfaction of the conditions set forth in Article VI and to such other matters as are expressly provided for herein or which Buyer may request.

                  1.62 Sellers' Indemnified Persons shall have the meaning set forth in Section 8.2(a).

                  1.63   Sellers'   Intellectual   Property   shall   mean   all
Intellectual Property that is used in connection with the Facility.

                  1.64 Sellers' Officer Certificates shall mean certificates of the corporate secretary (or equivalent officer) of each Seller, in the form of Exhibits I-1, I-2 and I-3 attached hereto, certifying as to the matters set forth in Exhibits I-1, I-2 and I-3 attached hereto and such other matters as Buyer may reasonably request.

                  1.65 Solvent shall mean as to each Seller, (a) the assets of such Seller, both at a fair valuation and at present fair salable value, exceed its debts, (b) the present fair salable value of such Seller's assets exceeds the amount that will be required to pay its profable liability on its existing debts as they become absolute and matured, (c) such Seller is generally paying its debts as they become due, (d) such Seller will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (e) such Seller has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, (i) "debt" means any liability on a claim, and (ii) "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; provided, that with respect to any contingent debts, such debts shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured debt.

                  1.66 Subsequent Consideration shall have the meaning set forth in Section 2.2.

                  1.67 Trademarks shall mean U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

                  1.68 Trade Secrets shall mean all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business information.

                  1.69 Transaction Documents shall mean this Agreement, the Bill of Sale, the Use and Non-Disturbance Agreement, the Cooperation Agreement, the Lender Release, the UCC Termination Statement(s) and those agreements and instruments to be executed and delivered as provided in Section 2.3.

                  1.70 Transfer Taxes shall mean any property transfer or gains tax, sales tax, conveyance fee, use tax, stamp tax, stock transfer tax or other similar tax, including any related penalties, interest and additions to tax.

                  1.71 UCC shall mean the Uniform Commercial Code of the State of New York.

                  1.72 UCC Termination Statement(s) shall mean those filings (including, but not limited to, UCC termination statements), registrations and recordings which Buyer may, in its sole discretion, require to terminate any filings (including, but not limited to, UCC financing statements), registrations or recordings with respect to the Facility, including, but not limited to, UCC termination statements terminating all of Lender's UCC financing statements and other filings with respect to the Facility.

                  1.73 Use and Non-Disturbance Agreement shall mean the Use and Non-Disturbance Agreement to be entered into between Buyer and each of the Real Property Owners, in the form of Exhibit J attached hereto.

                                   ARTICLE II
                                PURCHASE AND SALE

                  2.1      Purchase and Sale; Assignment.

                  Buyer and Sellers hereby agree that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement:

                           (a) Pocahontas shall sell, convey, transfer,  deliver
and assign to Buyer, and Buyer shall purchase and accept from Pocahontas, the Fixed Assets and the Books and Records, free and clear of all Liens; and

                           (b) Covol and Synfuel  shall,  to the extent to which
they have any right, title or interest in, to and under the Fixed Assets and the Books and Records, convey, transfer, deliver and assign to Buyer, and Buyer shall purchase and accept from Covol and Synfuel, the Fixed Assets and the Books and Records, free and clear of all Liens.

                  2.2      Payment of the Purchase Consideration.

                  In consideration of Sellers' sale, conveyance, transfer, delivery and assignment of the Facility to Buyer on the Closing Date in accordance with this Agreement, Buyer shall:

                           (a) on the  Closing  Date,  make  a cash  payment  to
Pocahontas in the amount of ** ($**) (the "Initial Consideration") payable by wire transfer in readily available funds as follows: (i) the Payoff Amount to Harris Trust & Savings Bank, ABA # 071 000 288, Account # 160-4586, AJG Financial Services, Inc., for the account of Lender and (ii) the Remaining Initial Consideration to Pocahontas' Account; and

                           (b) on the  Commercial  Operation  Date,  make a cash
payment to Pocahontas in the amount of ** Dollars ($**) (the "Subsequent Consideration" and together with the payments described in clauses (a)(i),
(a)(ii) of this Section 2.2, the "Purchase Consideration") payable by wire transfer in readily available funds to Pocahontas' Account; provided, however, that Buyer shall have no obligation to make payment to Sellers of the Subsequent Consideration in the event that the Commercial Operation Date is not achieved.

                  2.3      Deliveries at Closing.

                           (a) By  Sellers  to Buyer.  At the  Closing,  Sellers
shall deliver, or cause to be delivered, to Buyer the following documents, each fully executed (other than by Buyer) and dated as of the Closing Date, and otherwise in form and substance satisfactory to Buyer:

                                    (i) the Bill of Sale;

                                    (ii)  the   License   and  Binder   Purchase
Agreement;

                                    (iii) the Use and Non-Disturbance  Agreement
and the Cooperation Agreement;

                                    (iv) the  agreements  listed on Schedule 3.5
attached hereto;

                                    (v) the Lender Release;

                                    (vi) the UCC Termination Statement(s);

                                    (vii) the Buyer Financing Statement(s);

                                    (viii)  the   Sellers'   Required   Consents
specified on Schedule 3.12 attached hereto;

                                    (ix) the Opinions of Sellers' Counsels;

                                    (x) the Sellers' Affidavits;

                                    (xi) the Sellers' Closing Certificates;

                                    (xii) the  Sellers'  Officers  Certificates;
and

                                    (xii)  all  such  other  agreements,  deeds,
endorsements, assignments and other instruments as Buyer may, in its sole discretion, request to vest in Buyer good, valid and marketable title to the Facility, free and clear of all Liens, and to consummate the transactions contemplated herein.

                           (b) By Buyer to Sellers. At the Closing,  Buyer shall
deliver, or cause to be delivered, to Sellers the following documents, each executed by Buyer and dated as of the Closing Date by Buyer and otherwise in form and substance satisfactory to Sellers:

                                    (i)  the   License   and   Binder   Purchase
Agreement;

                                    (ii) the Use and Non-Disturbance Agreement;

                                    (iii)   the   Buyer's   Required    Consents
specified on Schedule 4.5 attached hereto;

                                    (iv) the  agreements  listed on Schedule 4.3
attached hereto;

                                    (v) the Buyer's Closing Certificate; and

                                    (vi) the Buyer's Officers Certificates.

         2.4 Allocation of Purchase Price.

         On the Closing Date, or at a later time agreed to by the Parties, not to exceed thirty (30) days following the Closing Date, the Purchase Consideration shall be allocated among the Fixed Assets, in accordance with the allocation to be agreed to by the Parties and set forth in writing. Such allocation shall be intended to comply with the requirements of Section 1060 of the Code, and no Party shall take any position inconsistent with such allocation for income tax purposes, except that Buyer's cost for the Fixed Assets may differ from the amount so allocated to the extent necessary to reflect Buyer's capitalized acquisition costs other than the Purchase Consideration.

         2.5 No Assumption of Liabilities.

         Notwithstanding anything to the contrary in this Agreement or any of the Transaction Documents, Buyer does not and will not assume any liability or obligation of Sellers of whatever nature or kind, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise, including, but not limited to, (i) any liability or obligation of Sellers arising out of, in respect of, or relating to the ownership or use of the Facility or performance by Sellers under any of the Contracts or (ii) any liabilities or obligations of Sellers arising out of the Environmental Conditions at, on, under or related to the Facility Site or arising in connection with or under Environmental Law in connection with the operation of the Facility (collectively, the "Excluded Liabilities").

         2.6 Prorations.

         As of the Closing Date, any utility charges, personal property taxes, assessments or other governmental charges or levies relating to the Facility shall be prorated as of the Effective Time. Such prorations may be estimated as necessary and final settlement shall be made within ninety (90) days of the Closing Date.

         2.7 Sales Tax Exemption.

         All Transfer Taxes incurred in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby shall be borne by Sellers. Sellers, at their expense, shall prepare and file, to the extent required by applicable Law, all necessary tax returns and other documentation with respect to all such Transfer Taxes. To the extent applicable, at the Closing, Buyer shall deliver to Sellers appropriate sales tax exemption certificates relating to the transfer of the Facility.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller represents and warrants to Buyer that all of the statements by such Seller and each of the other Sellers contained in this Article III are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date:

         3.1 Corporate Standing.

                  (a) Each Seller is a corporation or limited liability company duly organized and validly existing and in good standing under the laws of its state of organization or incorporation.

                  (b) Each Seller has the power to own its property and to execute, deliver and perform this Agreement and each of the Transaction Documents to which it is a party, and to carry on its business as now being conducted.

                  (c) Each Seller is duly qualified to do business in and is in good standing as a foreign corporation or limited liability company, authorized to do business under the laws of the States of Utah and West Virginia.

         3.2 Authorizations; Binding Agreements.

                  (a) Each Seller has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consumate the transactions contemplated herein and therein.

                  (b) The execution, delivery and performance by each Seller of this Agreement and the other Transaction Documents to which it is a party and each conveyance, assignment, agreement and other document herein and therein contemplated to be executed by each Seller, has been duly authorized by all necessary corporate and company action.

                  (c) No vote of, or consent by, the holders of any class or series of stock or indebtedness having general voting rights and debt convertible into securities having such rights issued by each Seller is necessary to authorize the execution and delivery by it of this Agreement or the other Transaction Documents to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

                  (d) This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by each Seller is, or will be upon execution, legal, valid and binding obligations of each such Seller, duly enforceable against such Seller in accordance with its terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity).

                  (e) This Agreement and the other Transaction Documents and the conveyances, assignments, agreements and other documents herein and therein contemplated to be executed, delivered and performed by each Seller (i) does not and will not result in any violation of, conflict with or default under the terms of any of such Seller's organizational documents (nor, to the Knowledge of Sellers, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default), and (ii) subject only to Sellers' Required Consents, does not and will not result in any violation of, conflict with or default under any Contract, any collective bargaining agreement, any permit, or any other material lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which such Seller or the Facility may be bound or encumbered (nor, to the Knowledge of Sellers, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

         3.3 No Consents.

         Subject only to Sellers' Required Consents, each Seller has obtained all permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents or approvals of governmental entities and third parties necessary to construct, maintain and operate the Facility at the Facility Site and to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party.

         3.4 Taxes.

         All tax returns and reports relating to the Facility and the conduct of the construction, maintenance and operation of the Facility required by law (including all federal, state and local property tax, severance and franchise tax laws) to be filed by Sellers prior to the Closing have been timely filed or will be caused to be timely filed, including those tax returns relating to periods prior to Closing that are not yet due. All taxes, assessments, fees, interest, penalties and other governmental charges relating to the Facility or the conduct of the construction, maintenance and operation of the Facility prior to Closing have been paid when due and payable or payment has been provided for.

         3.5 Brokers or Finders Fees.

         Except as set forth in Schedule 3.5 attached hereto, there are no obligation or liability, contingent or otherwise, for broker's or finder's fees created by Sellers with respect to the matters provided for in this Agreement and the other Transaction Documents. No obligation or liability for broker's or finder's fees created by Sellers with respect to the matters provided for in this Agreement and the other Transaction Documents shall be imposed upon Buyer or the Facility.

         3.6 No Imposition of Liens.

         The execution, delivery and performance of this Agreement and the other Transaction Documents by each Seller shall not result in the imposition of any Lien, other than Permitted Liens, upon the Facility.

         3.7 Title to Assets; Good Title Conveyed.

         Except as set forth on Schedule 3.7 attached hereto, Sellers own good, valid and marketable title to all of the Facility, free and clear of any and all Liens, except for Permitted Liens. The Bill of Sale and the deeds, endorsements, assignments and other instruments to be executed and delivered by Sellers to Buyer at the Closing will be valid and binding obligations of Sellers, enforceable in accordance with their respective terms, and will effectively vest in Buyer good, valid and marketable title to all of the Facility, free and clear of any and all Liens, except for Permitted Liens.

         3.8 Condition of Assets.

         Except as set forth on Schedule 3.8 attached hereto, the Facility is in good operating condition and repair and is adequate and substantially fit for the production and sale of Section 29 Product at a rate of at least 360,000 tons per year, and the Facility has been constructed in conformance with that degree of skill and judgment normally exercised by recognized engineering and construction firms of similar size and experience to that of the contractors under the Contracts, and the assets comprising the Facility conform to the standards of material and workmanship prevailing in applicable industries, are free from material defects in design, material and workmanship, are of good quality and are not in need of maintenance or repairs, except for ordinary, routine maintenance and repairs which are not material in nature or cost.

         3.9 Litigation.

         Except as disclosed on Schedule 3.9 attached hereto, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Knowledge of Sellers, threatened against or involving Sellers or the Facility, or which questions or challenges the validity of this Agreement or any of the Transaction Documents or any action taken or to be taken by Sellers pursuant to this Agreement or any of the Transaction Documents in connection with the transactions contemplated herein or therein, and to the Knowledge of Sellers, there is no valid basis for any such action, suit, inquiry, proceeding or investigation. There are no outstanding or unsatisfied judgments, orders or decrees against Sellers or the Facility.

         3.10 Compliance with Laws.

         Each Seller has complied in a timely manner and in all material respects with all orders, writs, injunctions, decrees, judgments, rulings, laws, rules and regulations and ordinances of all federal, state and local governments and agencies thereof that affect the business, properties or assets (including, but not limited to, the Facility) of such Seller, and no notice, charge, claim, action or assertion has been received by any Seller or has been filed, commenced or, to the Knowledge of Sellers, threatened against any Seller or the Facility alleging any violation of any of the foregoing.

         3.11 Status of Contracts.

         Schedule 1.16 attached hereto is a true, correct and complete list of all agreements entered into by or on behalf of Sellers relating to the engineering, design, construction, operation and/or maintenance of the Facility which commit one or more Sellers to spend more than $15,000.00. Except as described in Schedule 3.11 attached hereto, each of the Contracts is valid, binding and enforceable against Sellers in accordance with its terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity), and there is no violation of, conflict with or default under the Contracts, the consequence of which could reasonably be expected to have a Material Adverse Effect. Sellers have not received any notice from any party to any Contract that such party intends to terminate, cancel or refuse to renew the same or that such party intends to offset any amount due thereunder or assert any defense to the enforceability thereof.

         3.12 Consents.

         Schedule 3.12 attached hereto is a true, correct and complete list of all of Sellers' Required Consents.

         3.13 Books and Records.

         The Books and Records shall be complete and correct in all material respects.

         3.14 Environmental Matters.

         Except as set forth on Schedule 3.14 attached hereto:

                  (a) Sellers have not operated the Facility or conducted business or other activities at or from the Facility, in connection with the construction of the Facility or otherwise, in a manner that constituted or constitutes a violation of any applicable Environmental Law.

                  (b) Sellers have heretofore delivered to Buyer true and complete copies of all environmental studies made in the last five (5) years relating to the Facility and the Facility Site.

                  (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter, or request for information, existing or pending, or to the Knowledge of Sellers, threatened, relating to the Facility or the Facility Site, relating in any way to the Environmental Laws or Hazardous Substances, including, but not limited to, claims, notices or requests for information arising under the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq. or analogous state or local laws.

                  (d) Sellers have not, and no other Person has, Released, discharged, or otherwise disposed of any Hazardous Substances on, beneath or adja cent to the Facility or the Facility Site, except for (i) Releases of Hazardous Substances subject to and in compliance with a permit or authorization pursuant to applicable Environmental Law or (ii) Releases, discharges or disposals that are not reasonably likely to result in a claim against Sellers or Buyer.

                  (e) Sellers have not received any notice or order from any governmental agency or private or public entity advising them that they are responsi ble for or potentially responsible for investigation, remediation or cleanup of any Hazardous Substances at any location, including, but not limited to, the Facility or Facility Site, and have not entered into any agreements or consent decrees or order, or been the subject of unilateral orders, concerning such investigation, remediation or cleanup, nor are Sellers aware of any facts which might reasonably give rise to such notice, order, decree or agreement.

                  (f) All tanks on or under the Facility Site have been emptied, all lines on or under the Facility Site have been purged and all containments on or under the Facility Site have been emptied.

         3.15 Liabilities.

         Except for liabilities underlying any Permitted Liens, Sellers have no liabilities which could reasonably be expected to have a Material Adverse Effect following the Closing, nor has any condition existed or any event occurred which could reasonably be expected to give rise to any such liability.

         3.16 Agreements with Related Persons.

         There are no contracts, licenses, agreements or arrangements with any Affiliate of Sellers in connection with the construction, maintenance, ownership and operation of the Facility, other than as disclosed on Schedule 3.16 attached hereto.

         3.17 Adequacy of the Purchased Assets.

         Except as described in Schedule 3.8 attached hereto, the Facility, together with (i) the technology and know-how being licensed to Buyer by Covol pursuant to the License and Binder Purchase Agreement, (ii) the chemical binder to be supplied to Buyer by Covol under the License and Binder Purchase Agreement, and (iii) relocation-specific rights and assets (including but not limited to relocation construction contracts, feedstock raw materials, real property rights, permits, etc.) which Buyer may arrange for but which are not the subject of this Agreement, constitute all of the assets and technology rights reasonably expected to be necessary for the production by Buyer of
Section 29 Product at the New Facility Site at the rate of at least 360,000 tons per year.

         3.18 Section 29 Issues.

                  (a) The Facility satisfies the requirements of Sections 29(f)(1)(B) and (g)(1)(A) of the Code of having been placed "in service" prior to July 1, 1998 pursuant to a binding written contract in effect prior to January 1, 1997 and effective at all times thereafter through completion of construction.

                  (b) The Construction Agreement was, and the parties thereto treated the Construction Agreement as, a valid and binding agreement, enforceable in accordance with its terms at all times from December 26, 1996 until July 1, 1998, and neither party to the Construction Agreement provided or received any notice of default, breach, termination or intent to terminate prior to July 1, 1998.

                  (c) The sale of the Product produced at the Facility using the Covol Process constitutes a "qualified fuel" for purposes of Section 29(c)(1)(C) of the Code and is eligible for the credit under Section 29(a) of the Code.

                  (d) The sale and relocation of the Facility will not cause the Facility to fail to satisfy the placed in-service requirements of Section 29(f) and (g) of the Code or otherwise cause the sale of the Product produced at the Facility using the Covol Process not to be eligible for the credit under Section 29(a) of the Code.

                  (e) There have not been any grants, tax-exempt financing or subsidized energy financing provided in connection with the Facility within the meaning of Section 29(b)(3) of the Code.

                  (f) No rulings have been requested from the IRS with respect to the Facility or the Construction Agreement prior to the date of this Agreement.

         3.19 Intellectual Property.

                  Sellers own, or are licensed or otherwise possess legally enforceable rights to use Sellers' Intellectual Property, and the consummation of the transactions contemplated herein and in the Transaction Documents will not alter or impair such ability in any respect. There are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending with respect to Sellers' Intellectual Property. The conduct of the business of the Facility and Sellers' Intellectual Property does not infringe any Intellectual Property rights or any other proprietary right of any Person, and Sellers have not received any written notice from any other Person pertaining to or challenging the right of Sellers to use any of Sellers' Intellectual Property. Sellers have not made any claim of a violation or infringement by others of its rights to or in connection with Sellers' Intellectual Property which is still pending.

                  3.20 Product Liability. There are not presently pending, or, to the Knowledge of Sellers, threatened, and, to the Knowledge of Sellers, there is no basis for, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Product produced at the Facility.

         3.21 Ownership.

                  (a) Synfuel is a wholly owned subsidiary of Covol, with Covol owning all the outstanding capital stock of Synfuel, free and clear of all Liens and all material claims or charges of any kind, and all such outstanding capital stock of Synfuel is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Synfuel.

                  (b) Pocahontas is an indirect wholly owned subsidiary of Covol, with Covol owning directly a ninety-nine percent (99%) member interest and indirectly, through its ownership of Synfuel, a one percent (1%) member interest in Pocahontas, in each case, free and clear of all Liens and all material claims or charges of any kind, and all such member interests of Pocahontas are validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any member interest or other equity securities of Pocahontas.

         3.22 Full Disclosure. Sellers have not failed to disclose to Buyer any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of the Facility. No representation or warranty by any Seller contained in this Agreement or any of the Transaction Documents to which such Seller is a party and no statement contained in any document, certificate or other writing furnished or to be furnished by any Seller to Buyer or any of its representatives pursuant to the provisions hereof or thereof or in connection with the transactions contemplated herein or therein, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         3.23 Solvency. Each of the Sellers is and, after giving effect to the transactions contemplated in this Agreement and the Transaction Documents, will be Solvent.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers that all of the statements contained in this Article IV are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date:

         4.1 Organization and Standing.

         Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Kentucky and has the power to own its own property, and to execute, deliver and perform this Agreement and each of the Transaction Documents to which it is a party, and to carry on its business as now being conducted.

         4.2 Authorizations; Binding Agreements.

                  (a) Buyer has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which Buyer is a party and to consummate the transactions contemplated herein and therein.

                  (b) The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party and of each conveyance, assignment, agreement and other document herein and therein contemplated to be executed by it have been fully authorized by all necessary corporate action (other than approval by Buyer's board of directors).

                  (c) No vote of, or consent by, the holders of any class or series of stock or indebtedness having general voting rights and debt convertible into securities having such rights issued by Buyer is necessary to authorize the execution and delivery by Buyer of this Agreement or the other Transaction Documents to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

                  (d) This Agreement and the other Transaction Documents to which Buyer is a party and the conveyances, assignments, agreements and other documents herein and therein contemplated to be executed, delivered and performed by Buyer are, or will be upon execution, legal, valid and binding obligations of Buyer, duly enforceable against Buyer in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity).

                  (e) This Agreement and the other Transaction Documents to which Buyer is a party and the conveyances, assignments, agreements and other documents herein and therein contemplated to be executed, delivered and performed by Buyer (i) do not and will not result in any violation of, conflict with or default under the terms of Buyer's organizational documents, and (ii) subject only to Buyer's Required Consents, do not and will not result in any violation of, conflict with or default under any material permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Buyer is bound (nor, to the Knowledge of Buyer, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

         4.3 Brokers or Finders Fees.

         Except as set forth on Schedule 4.3 attached hereto, there are no obligations or liabilities, contingent or otherwise, for broker's or finder's fees created by Buyer with respect to the matters provided for in this Agreement and the other Transaction Documents.

         4.4 No Actions Affecting Enforcement of the Agreement and the other Transaction Documents.

         Except as disclosed on Schedule 4.4 attached hereto, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Knowledge of Buyer, threatened against or involving Buyer, or which questions or challenges the validity of this Agreement or any of the Transaction Documents to which Buyer is a party or any action taken or to be taken by Buyer pursuant to this Agreement or any of the Transaction Documents to which it is a party in connection with the transactions contemplated herein or therein, and to the Knowledge of Buyer there is no valid basis for any such action, suit, inquiry, proceeding or investigation.

         4.5 Consents.

         Schedule 4.5 attached hereto is a true, correct and complete list of all of Buyer's Required Consents.

                                    ARTICLE V
                      CERTAIN UNDERSTANDINGS AND AGREEMENTS

         5.1 Subsequent Actions.

                  (a) Subject to the terms and conditions herein provided, each of the Parties agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, and to obtain the Required Consents, necessary to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, Buyer agrees to use commercially reasonable efforts (i) to relocate the Facility to the New Facility Site, (ii) to produce and sell Section 29 Product from the Facility at the New Facility Site, (iii) to achieve the Commercial Operation Date by no later than December 31, 2000 and (iv) to provide Sellers with monthly production records indicating the quantity of Product produced at the Facility at the New Facility Site.

                  (b) If at any time after the Effective Time, Buyer will consider or be advised that any deeds, bills of sale, instruments of conveyance, financing statements, powers of attorney, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm ownership (of record or otherwise) in the Facility, its right, title or interest in, to or under any or all of the Facility or otherwise to carry out this Agreement, Sellers shall execute and deliver all deeds, bills of sale, instruments of conveyance, financing statements, powers of attorney, assignments and assurances and take or do, or cause to be taken or done, all such other actions and things as may be requested by Buyer in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Facility or otherwise to carry out this Agreement.

                  (c) In case at any time after the Effective Time any further action is necessary, proper or desirable to carry out the purposes of this Agreement, as soon as reasonably practicable, each Party shall take or cause its proper officers or directors to take, all such necessary, proper or desirable action. Buyer and Sellers will execute any additional instruments necessary to consummate the transactions contemplated hereby.

         5.2 Public Announcements.

         Buyer and Sellers will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated herein, and shall not issue or cause the publication of any such press release or make, or cause to be made, any such public statement prior to such consultation or as to which the other Party reasonably objects, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system.

         5.3 Confidentiality.

         Notwithstanding the execution of this Agreement, the confidentiality provisions of the Confidentiality Agreement shall remain in full force and effect and shall survive the Closing; provided, however, that notwithstanding anything to the contrary contained in the Confidentiality Agreement, this Agreement or any of the Transaction Documents, the provisions of the Confidentiality Agreement shall not apply to (a) any documents or information that Buyer shall disclose to Affiliates or to other Persons as may be necessary for Buyer (i) to consummate the transactions contemplated in this Agreement and the Transaction Documents, (ii) to operate and maintain the Facility or (iii) to produce and sell Product at the New Facility Site and (b) any documents prepared in connection with a proceeding before or filed with, or other disclosure made to, a court, arbitration tribunal or mediation service in order to enforce Buyer's rights arising in connection with the termination of this Agreement pursuant to Article IX.

         5.4 Taxes.

                  (a)  Following  Closing,  Sellers  shall  timely  file all tax returns and reports relating to the Facility and the conduct of the construction, maintenance and operation of the Facility prior to Closing which have not been filed or were not yet due to be filed prior to Closing, and
Sellers shall timely pay all taxes, assessments, fees, interest, penalties and governmental charges relating to the Facility or the conduct of the construction, maintenance and operation of the Facility prior to Closing which have not been paid or were not yet due and payable prior to Closing.

                  (b) Following Closing, Buyer may seek one or more Private Letter Rulings from the IRS as to matters relating to the Facility and Section 29 of the Code. Sellers shall cooperate with and assist Buyer, as reasonably requested by Buyer, in connection with seeking such Private Letter Rulings.

         5.5 Use of and Access to Facility.

         Beginning on the date of this Agreement and ending on the last day of the Relocation Period:

                  (a) Sellers shall (i) afford, or cause to be afforded, to Buyer and its authorized representatives reasonable access to the Facility and to all books and records relating to the Facility (whether on or off the Facility Site), (ii) permit Buyer to make such inspections and to make copies of such books and records as it may reasonably require, and (iii) furnish Buyer with such financial and operating data and other information concerning the Facility as Buyer may from time to time reasonably request. Buyer and its authorized representatives shall conduct all such inspections in a manner that will minimize disruptions to the business and operations of Sellers and/or the Facility.

                  (b) Sellers agree that Buyer and its authorized representatives (including its designated engineers or consultants) may at any time enter into and upon all or any portion of the Facility or the Facility Site in order to investigate and assess, as Buyer deems necessary or appropriate in its sole and absolute discretion, the environmental condition of such properties or the business conducted thereat. Such investigation may include, but need not be limited to, the performance of soil and surface or ground water sampling, monitoring, borings or testing and any other tests, investigations, audits, assessments, studies, inspections or other procedures relating to environmental conditions or Hazardous Substances. Sellers shall cooperate with Buyer and its authorized representatives in conducting such investigation, shall provide, or cause to be provided, Buyer and its authorized representatives full access to the Facility and the Facility Site, together with full permission to conduct such investigation.

                  (c) Sellers shall grant and provide, or cause to be granted and provided, to Buyer (at no additional cost to Buyer) such access (including, but not limited to, rights of ingress and egress) to the Facility Site as Buyer may reasonably request in order to permit Buyer to remove the Facility from the Facility Site for a period of up to (12) months beginning on the Closing Date (for purposes of this Section, the "Use Period"); provided, however, that during the Use Period the maintenance of the roads that are to be used by Buyer on the Plant Property (as defined in the Use and Non-Disturbance Agreement) shall be at Buyer's expense; provided further that Buyer shall have no obligation to maintain such roads for use by any other Person. During the Use Period, Sellers shall permit Buyer (at no additional cost to Buyer) to store all or such portion of the Facility at the Facility Site as Buyer may require.

                  (d) Sellers shall provide, or cause to be provided, to Buyer, all utilities (including, without limitation, gas, electric, water, waste disposal and telephone) required in connection with the maintenance, removal and relocation of the Facility by Buyer, provided that Buyer shall reimburse Sellers for any actual costs or expenses so incurred on behalf of Buyer. Buyer agrees to provide, or cause to be provided, at its own cost, security at the Facility Site for so long as the Facility is located at the Facility Site.

         5.6 Damage to Facility.

         In the event that after the date of this Agreement but before the Closing Date, the Facility shall have been materially and adversely affected by reason of any loss, taking, condemnation, destruction or physical damage, whether or not insured against, Sellers agree that they shall use reasonable best efforts, at their own expense, to repair the Facility such that it is in materially the same condition as it was prior to such loss, taking, condemnation, destruction or physical damage.

                                   ARTICLE VI
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent, in each case, in form and substance satisfactory to Buyer:

         6.1 No Termination; Compliance with Agreement.

         This Agreement shall not have been terminated in accordance with its terms, and Sellers shall have performed and complied in all material respects with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date.

         6.2 Actions.

         Each Seller shall have taken all actions, corporate or otherwise, necessary in connection with the execution and delivery of this Agreement and the Transaction Documents to which it is a party and the performance of its obligations hereunder and thereunder.

         6.3 Instruments Satisfactory.

         Each of Sellers shall deliver, or cause to be delivered, to Buyer the documents specified in Section 2.3(a), each fully executed (other than by Buyer) and dated as of the Closing Date, and otherwise in form and substance satisfactory to Buyer.

         6.4 No Litigation.

         No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental authority that seeks restraint, prohibition, damages or other relief in connection with the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

         6.5 Representations and Warranties.

                  (a) The representations and warranties made by Sellers in this Agreement and the Transaction Documents shall be true and correct in all respects (subject to any express qualifications or limitations stated herein or therein, other than the qualifications and limitations set forth in the provisio to Sellers' representations and warranties in the last sentence of Section 3.1) as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

                  (b) Between the date of this Agreement and the Closing Date, the Facility shall not have suffered any material adverse change in its assets or operations by reason of any loss, taking, condemnation, destruction, physical damage or otherwise, whether or not insured against.

         6.6 Material Adverse Change.

                  (a) The Fixed Assets shall not have been materially and adversely affected by reason of any loss, taking, condemnation, destruction or physical damage, whether or not insured against.

                  (b) There shall not have occurred any Material Adverse Effect.

                  (c) Neither any investigation of the Facility or Sellers by Buyer, nor any document delivered to Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Buyer, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or prospects of Sellers or the Facility.

         6.7 Board Approval.

         Buyer shall have obtained approval of its Board of Directors to execute and deliver this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder.

         6.8 Financing Statements.

         Sellers shall have executed, or cause to be executed on its behalf, Buyer's Financing Statements, and such financing statements shall have been filed in the appropriate jurisdiction.

         6.9 Consents.

         All consents and approvals of any Person (including, but not limited to, Sellers' Required Consents) necessary to the consummation of the Closing and the execution and delivery by Sellers of this Agreement and the Transaction Documents and the performance of their respective obligations hereunder and thereunder, including, but not limited to, (i) any consents, approvals and waivers from parties to loan agreements, contracts, leases or other agreements and from governmental authorities, whether federal, state or local and (ii) any consents, approvals or resolutions of directors or shareholders of any Party or any other Person, shall have been obtained, and a copy of each such consent or approval shall have been provided to Buyer at or prior to Closing.

                                   ARTICLE VII
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

         Each and every obligation of Sellers to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent, in each case, in form and substance satisfactory to Sellers:

         7.1 No Termination; Compliance with Agreement.

         This Agreement shall not have been terminated in accordance with its terms, and Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

         7.2 Actions.

         Buyer shall have taken all actions, corporate or otherwise, necessary in connection with the execution and delivery of this Agreement and the Transaction

Documents to which it is a party and the performance of its obligations hereunder and thereunder.

         7.3 Instruments Satisfactory.

         Buyer shall deliver, or cause to be delivered, to Sellers the documents specified in Section 2.3(b), each executed by Buyer and dated as of the Closing Date, and otherwise in form and substance satisfactory to Buyer.

         7.4 No Litigation.

         No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental authority that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

         7.5 Representations and Warranties.

         The representations and warranties made by Buyer in this Agreement and the Transaction Documents shall be true and correct in all respects (subject to any express qualifications or limitations stated herein or therein) as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

         7.6 Consents.

         All consents and approvals of any Person (including, but not limited to, Buyer's Required Consents) necessary to the consummation of the Closing and the execution and delivery by Buyer of this Agreement and the Transaction Documents to which it is a party and the performance of their respective obligations hereunder and thereunder, including, but not limited to, (i) any consents, approvals and waivers from parties to loan agreements, contracts, leases or other agreements and from governmental authorities, whether federal, state or local and (ii) any consents, approvals or resolutions of directors or shareholders of any Party or any other Person, shall have been obtained, and a copy of each such consent or approval shall have been provided to Sellers at or prior to Closing.

                                  ARTICLE VIII
                      INDEMNITIES AND ADDITIONAL COVENANTS

         8.1 Sellers' Indemnity.

                  (a)  Sellers  shall  indemnify  and  hold  harmless  from  and against, and agree to defend promptly Buyer, any Affiliate of Buyer and the officers, directors, employees, agents, representatives and advisors of Buyer or any Affiliate of Buyer (collectively, "Buyer Indemnified Persons") from, and reimburse Buyer Indemnified Persons for, any and all losses, damages, costs, expenses, liabilities, judgments, settlements, obligations and claims of any kind, including, but not limited to, environmental penalties, costs (including, but not limited to, costs of remediation) and liabilities (whether involving personal injury or property damage), reasonable attorneys' fees and other legal costs and expenses (hereinafter referred to collectively as "Losses"), that any Buyer Indemnified Person may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Sellers in this Agreement, the Transaction Documents or any other agreement or instrument delivered by Sellers pursuant hereto or thereto; (ii) any failure of Sellers (before or after the Closing Date) to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement, the Transaction Documents or under any of the agreements and instruments delivered by Sellers pursuant to hereto or thereto; (iii) claims by third parties (including governmental authorities) against Buyer relating to the construction, operation, maintenance and ownership by Sellers of the Facility and the performance by Sellers under the Contracts, in each case under this clause (iii) for the period prior to the Effective Time; (iv) any of the matters referenced in Schedules 3.5 and 3.11 attached hereto; (v) any violations of, or failure to operate the Facility in accordance with, necessary permits prior to the Effective Time; (vi) failure by Sellers to satisfy and perform any of their obligations herein or under the Transaction Documents after the Closing and any cost incurred to satisfy and perform any such obligation or resulting from any additional or modified terms under any Contracts (or substitute contracts) required for or resulting from the satisfaction and performance of such obligations; and (vii) any of the events, circumstances or conditions described in Section 3.14, any pollution or threat to human health or the environment that (A) is related in any way to Sellers' (or any other owner's (including, but not limited to, each of the Real Property Owners) or operator's) management, use, control, ownership or operation of the Facility or Facility Site prior to the Closing, including all on-site and off-site activities involving Hazardous Substances, and (B) occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date; or any Environmental Claim against the Facility or any Person whose liability for such Environmental Claim was assumed or retained either contractually or by operation of law; and (viii) any and all Excluded Liabilities.

                  (b) In the event a claim against a Buyer Indemnified Person arises that Buyer reasonably believes is covered by the indemnity provisions of
Section 8.1(a), notice shall be given promptly by Buyer to Sellers containing details reasonably sufficient for Sellers to identify the nature and basis of the claim. Provided that Sellers admit in writing to Buyer that such claim is covered by the indemnity provisions of Section 8.1(a), Sellers shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Buyer agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Sellers; provided, however, that (i) Sellers may not effect any settlement that could result in any cost, expense or liability to Buyer unless Buyer consents in writing to such settlement and Sellers agree to indemnify Buyer therefor and (ii) in the event that Buyer reaches a settlement with respect to such a claim, Sellers shall not unreasonably withhold their consent to such settlement. Buyer may select counsel to participate with Sellers' counsel in any such defense, in which event Buyer's counsel shall be at its own sole cost and expense. In connection with any such claim, action or proceeding, the Parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

                  (c) Sellers shall not be required to indemnify and hold harmless Buyer Indemnified Persons pursuant to Section 8.1(a)(i) in respect of the representations and warranties made by Sellers herein unless such right to indemnification is asserted by Buyer (whether or not such Losses have actually been incurred) by notice to Sellers within twelve (12) months after the Closing Date, with the exception of (i) the representations and warranties set forth in Sections 3.4 and 3.19, which must be asserted by Buyer within the applicable statute of limitations or any extensions thereof required by any applicable authority relating to the taxes or assessments giving rise to the Loss, plus sixty (60) days, (ii) the representations and warranties set forth in Section 3.12, which must be asserted by Buyer within the applicable statute of limitations for the violation of the underlying law that forms the basis of such claim, plus sixty (60) days, (iii) the representations and warranties set forth in Sections 3.1, 3.2, and 3.7, which shall be without time limitation, and (iv) the representations and warranties set forth in
Section 3.14, which must be asserted within twenty-four (24) months after the Closing Date.

                  (d) Notwithstanding the foregoing, Sellers shall not be required to indemnify Buyer Indemnified Persons under Section 8.1(a)(i) in respect of the representations and warranties made by Sellers (other than in the case of fraud or misrepresentation) unless the amount of all Losses for which indemnification is sought by Buyer under Section 8.1(a)(i) exceeds, in the aggregate, $75,000.00, in which event, Sellers' indemnity obligation hereunder would apply to all such Losses. Sellers' aggregate indemnification obligation pursuant to Section 8.1(a)(i) shall in no event exceed the Purchase Consideration paid to Sellers.

                  (e) Subject to Section 10.11, the indemnification provided in this Section 8.1, including the limitations with respect thereto, shall be the exclusive remedy for Buyer with respect to Losses as a result of or in connection with the matters described in Section 8.1(a)(i), notwithstanding any provisions in this Agreement or any other such agreement or instrument to the contrary.

         8.2 Buyer's Indemnity.

                  (a)  Buyer  hereby  indemnifies  and holds  harmless  from and against, and agrees to defend promptly Sellers, any Affiliate of Sellers and the officers, directors, employees, agents, representatives and advisors of Sellers or any Affiliate of Sellers (collectively, "Sellers' Indemnified Persons") from and reimburse Sellers' Indemnified Persons for, any and all Losses that Sellers' Indemnified Persons may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Buyer in this Agreement or any other agreement or instrument delivered by Buyer pursuant hereto; (ii) any failure by Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the agreements and instruments delivered by Buyer pursuant to this Agreement; and (iii) claims by third parties (including governmental authorities) against Sellers relating to the operation and ownership by Buyer of the Facility for the period following the Effective Time.

                  (b) In the event a claim against a Sellers' Indemnified Person arises that is covered by the indemnity provisions of Section 8.2(a), notice shall be given promptly by Sellers to Buyer containing detail reasonably sufficient for Buyer to identify the nature and basis of the claim. Provided that Buyer admits in writing to Sellers that such claim is covered by the indemnity provisions of Section 8.2(a), Buyer shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Sellers agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Buyer; provided, however, that (i) Buyer may not effect any settlement that could result in any cost, expense or liability to Sellers unless Sellers consents in writing to such settlement and Buyer agrees to indemnify Sellers therefor and (ii) in the event that Sellers reach a settlement with respect to such a claim, Buyer shall not unreasonably withhold their consent to such settlement. Sellers may select counsel to participate with Buyer's counsel in any such defense, in which event Sellers' counsel shall be at the sole cost and expense of Sellers. In connection with any such claim, action or proceeding, the Parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

                  (c) Buyer shall not be required to indemnify and hold harmless Sellers' Indemnified Persons pursuant to Section 8.2(a)(i) in respect of the representations and warranties made by Buyer herein unless such right to indemnification is asserted by Sellers (whether or not such Losses have actually been incurred) by notice to the Buyer within twelve (12) months after the Closing Date, with the exception of the representations and warranties set forth in Sections 4.1 and 4.2, which shall be without time limitation.

                  (d) Notwithstanding the foregoing, Buyer shall not be required to indemnify Sellers' Indemnified Persons under Section 8.2(a)(i) in respect of the representations and warranties made by Buyer (other than in the case of fraud or misrepresentation) unless the amount of all Losses for which indemnification is sought by Sellers under Section 8.2(a)(i) exceeds, in the aggregate, $75,000.00, in which event, Buyer's indemnity obligation hereunder would apply to all such Losses. Buyer's aggregate indemnification obligation pursuant to Section 8.2(a)(i) shall in no event exceed the Purchase Consideration paid to Sellers.

                  (e) Subject to Section 10.11, the indemnification provided in this Section 8.2, including the limitations with respect thereto, shall be the exclusive remedy for Sellers with respect to Losses as a result of or in connection with the matters described in Section 8.2(a)(i), notwithstanding any provisions in this Agreement or any other such agreement or instrument to the contrary.

         8.3 Bulk Sales Compliance.

         To the extent applicable, Sellers shall comply with the provisions of the bulk sales law of any U.S. jurisdiction, and Sellers covenants and agrees to pay and discharge when due all claims of any governmental entities and creditors of Sellers and its subsidiaries that could be asserted against Buyer by reason of such non-compliance. Sellers agrees to indemnify and hold Buyer harmless from and against and shall on demand reimburse Buyer for any and all Losses suffered by Buyer by reason of Sellers' failure to pay and discharge any such claims.

         8.4 Additional Instruments.

         At any time and from time to time after the Closing, at either Party's request and without further consideration, Sellers or Buyer, as the case may be, shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action (including, but not limited to, the filings of liens and execution of financing statements) as Sellers or Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey, and assign to Buyer, and confirm Buyer's title to and interest in and responsibility and liability for, the Facility and the consummation of the transactions contemplated herein. Without limiting the generality of the foregoing, Sellers will cooperate with and assist Buyer in renewing, or transferring, into Buyer's name those permits for which Buyer requests such assistance and cooperation at the appropriate time for such renewal or transfer as determined by Buyer.

         8.5 Access to Books, Records and Employees.

         From and after the Closing Date, Buyer will authorize and permit Sellers and its respective representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Buyer's business, to Books and Records and within the control of Buyer that relate to the Facility. From and after the Closing Date, Sellers will authorize and permit Buyer and its representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Sellers' business, to all books and records, files, documents and other correspondence related to the Facility prior to the Effective Time, which are not included among the Books and Records. Buyer and Sellers agree to maintain all books, records, files, documents and other correspondence related to the Facility prior to the Effective Time for a period of seven (7) years after the Closing Date.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date as follows:

                  (a) by mutual written agreement of all of the Parties;

                  (b) by either Buyer or Sellers if any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency shall issue an order, decree or ruling or take any other action, which permanently restrains, enjoins or otherwise prohibits the acquisition by Buyer of the Facility and such order, decree, ruling or other action shall have become final and non-appealable;

                  (c) by either Buyer or Sellers if the other Party or Parties, as the case may be, shall have breached in any material respect any of its or their, as the case may be, representations, warranties, covenants or other agreements contained in this Agreement or any of the Transaction Documents, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice thereof by such non-breaching Party; or

                  (d) by either Sellers or Buyer if the Closing Date shall not have occurred on or before January 31, 2000; provided, however, that the right to terminate this Agreement pursuant to this clause (d) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur prior to such date.

         9.2 Rights on Termination; Waiver.

                  (a) If this Agreement is terminated pursuant to Section 9.1, all further obligations of the Parties under or pursuant to this Agreement shall terminate and there shall be no liability or obligation thereafter on the part of either Party to the other Party or Parties, as the case may be, except with respect to any fraud or breach of this Agreement prior to such termination.

                  (b) If any of the conditions set forth in Article VI of this Agreement have not been satisfied, Buyer may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. If any of the conditions set forth in Article VII of this Agreement have not been satisfied, Sellers may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Entire Agreement; Amendment.

                  (a) This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

                  (b) No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by all of the Parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         10.2 Expenses.

         Except as otherwise specifically provided herein, each of the Parties shall pay the fees and expenses of their respective counsel, accountants and other experts and all other costs and expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

         10.3 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR PROVISION THERETO).

                  (b) Each Seller, in respect of itself and its properties, (i) agrees to be subject to (and hereby irrevocably submits to) the non-exclusive jurisdiction of any Federal court located in the Commonwealth of Kentucky or any Kentucky state court in the event of any dispute arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court and irrevocably waives, to the fullest extent it may effectively do so under applicable Law, any objection to the laying of the venue of any such action in any such court and any claim that any such action brought in any such court has been brought in an inconvenient forum, (iii) agrees that it shall not bring any action arising out of or relating to this Agreement or any transactions contemplated hereby in any court other than a Federal or state court sitting in the Commonwealth of Kentucky, and (iv) irrevocably agrees that all disputes arising out of or relating to this Agreement and the transactions contemplated hereby that are brought by Sellers may be determined in any Federal or state court sitting in the Commonwealth of Kentucky.

                  (c) Buyer, in respect of itself and its properties, (i) agrees to be subject to (and hereby irrevocably submits to) the non-exclusive jurisdiction of any Federal court located in the State of Utah or any Utah state court in the event of any dispute arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court and irrevocably waives, to the fullest extent it may effectively do so under applicable Law, any objection to the laying of the venue of any such action in any such court and any claim that any such action brought in any such court has been brought in an inconvenient forum, (iii) agrees that it shall not bring any action arising out of or relating to this Agreement or any transactions contemplated hereby in any court other than a Federal or state court sitting in the State of Utah, and (iv) irrevocably agrees that all disputes arising out of or relating to this Agreement and the transactions contemplated hereby and that are brought by Buyer may be determined in any Federal or state court sitting in the State of Utah.

                  (d) Either Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.5, provided that nothing in this Section 10.3, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity.

                  (e) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTION DOCUMENTS OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

         10.4 Assignment.

         This Agreement and each Party's respective rights, interests and obligations hereunder may not be assigned, by operation of law or otherwise, without the prior written consent of the other Party or Parties, as the case may be; provided, however, that Buyer may assign, in its sole discretion, any or all of its rights, interests and/or obligations under this Agreement to an Affiliate without such consent.

         10.5 Notices.

         All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger or by overnight delivery service to an officer of the other Party or (b) when received via telecopy, telex or other electronic transmission, in all cases addressed to the Person for whom it is intended at his address set forth below or to such other address as a Party shall have designated by notice in writing to the other Party in the manner provided by this Section:

  If to Buyer:       **
                     Fax:  **
                     Attn:  President

  With a copy to:    **
                     Fax **

                     Attn:  General Counsel

  If to **:          **
                     Fax: **
                     Attn:  President

  If to Sellers:     Covol Technologies, Inc.
                     3280 North Frontage Road
                     Lehi, Utah  84043-9534
                     Fax:  (801) 768-4483
                     Attn:  Brent M. Cook

  With a copy to:    Covol Technologies, Inc.     Pillsbury Madison & Sutro LLP
                     3280 North Frontage Road     235 Montgomery Street
                     Lehi, Utah 84043-9534        San Francisco, CA  94104
                     Fax:  (801) 768-4483         Fax:  (415) 983-1200
                     Attn:  General Counsel       Attn:  Linda C. Williams, Esq.

         10.6 Counterparts; Headings.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         10.7 Interpretation.

         Unless the context requires otherwise:

                  (a) When a reference is made in this Agreement to an article or section, such reference shall be to an article or section of this Agreement.

                  (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                  (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraphs, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement.

                  (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (e) A reference to any Party to this Agreement or any other agreement or document shall include such Party's successors and permitted assigns.

                  (f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or reenactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                  (g) All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters.

                  (h)  The  specificity  of  any   representation   or  warranty
contained herein shall not be deemed to limit the generality of any other representation or warranty contained herein.

                  (i) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

         10.8 Severability.

         Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         10.9 No Reliance.

         No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Sellers assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer or Sellers contained in this Agreement. Nothing contained in this Agreement shall be construed as creating a partnership or joint venture or any agency relationship between the Parties, or any other relationship other than Buyer and Sellers as provided herein.

         10.10 Parties in Interest.

         This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         10.11 Specific Performance.

         The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy at law or equity.

         10.12 Time of Essence.

         Each of the Parties hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         10.13 Representations, Warranties and Covenants.

         The representations and warranties of each Party shall be deemed to be material and to have been relied upon by the other Party. The representations, warranties, covenants and agreements of Sellers and Buyer contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and, as to the representations and warranties, shall be effective until the relevant time limitation for making any indemnity claim with respect to such representations and warranties under Sections 8.1 and
8.2. shall have been reached.

         10.14 Election of Remedies.

         Neither the exercise of nor the failure to exercise a right of set-off, or to give notice of a claim under this Agreement, will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

         10.15 ** Undertaking.

         In the event that Buyer shall fail to pay Pocahontas all or any portion of the Subsequent Consideration in accordance with the terms of this Agreement, ** agrees that it shall, subject to the terms and conditions of this Agreement, pay to Pocahontas the unpaid amount of the Subsequent Consideration which is due and payable under this Agreement; provided, however, that in no event shall ** be obligated to pay pursuant to this Section 10.15 in excess of an amount equal to the Subsequent Consideration, less the amount of any payment or payments made by, or on behalf of Buyer, to Pocahontas pursuant to Section 2.2(b).

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each Party has caused this Purchase Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.

                                    **

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    COVOL TECHNOLOGIES, INC.

                                    By:        /Kirk A. Benson/
                                       -----------------------------------------
                                    Name:  Kirk A. Benson
                                    Title: Chairman and Chief Executive Officer

                                    SYNFUEL INVESTMENTS, INC.

                                    By:   /Brent M. Cook/
                                       -----------------------------------------
                                    Name: Brent M. Cook
                                    Title: President

                                    POCAHONTAS SYNFUEL, L.L.C.

                                    By:   Covol Technologies, Inc., Manager

                                    By:   /Brent M. Cook/
                                       -----------------------------------------
                                    Name: Brent M. Cook
                                    Title: President

                                    For the sole and limited purpose of Section
                                    10.15 of this Asset Purchase Agreement

                                    **

                                    By:   /**/
                                       -----------------------------------------
                                    Name:   **
                                    Title:  **